UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 1, 2019

Date of Report (Date of earliest event reported)

TWO RIVER BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

766 Shrewsbury Avenue, Tinton Falls, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

(732) 389-8722 Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TRCB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement.  On June 1, 2019, Two River Bancorp (“TRB”) and its wholly owned banking subsidiary, Two River Community Bank (“TRCB”) (collectively, the “Company”), entered into an employment agreement with its current President and Chief Executive Officer, William D. Moss (the “Employment Agreement”). This Employment Agreement replaces Mr. Moss’ prior employment agreement, which expired by its terms on May 31, 2019. The initial term of the Employment Agreement expires on the later of: May 31, 2021 or, if a ”change in control” of the Company occurs at any time prior to May 31, 2021, the second anniversary of the occurrence of such change in control. A “change in control” is defined in the Employment Agreement to include among other things an acquisition of the Company by an unaffiliated party or the acquisition of a majority of the voting securities of the Company.

Mr. Moss’s annual base salary under the Employment Agreement may be no less than $400,000, which may be increased by the Company’s board of directors.  Mr. Moss is eligible to receive a discretionary annual bonus in an amount determined by the Company’s board, which will be based on performance standards that are consistent with industry standards for similarly situated bank holding companies and community banks.  The Company’s annual bonuses are awarded under the Two River Community Bank Incentive Bonus Program described in Item 11 of the Company’s Annual Report on Form 10- K for the year-ended December 31, 2018. Additionally, the Company is required to lease or purchase an automobile for use by Mr. Moss, and to pay the membership fees and dues for Mr. Moss to be a member of a country club agreed to by the parties.

In the event that Mr. Moss’s employment is terminated involuntarily without Cause (defined below) or he terminates his employment voluntarily for Good Reason (defined below), he will be entitled to a lump-sum cash payment equal to one times the sum of (i) his base salary; and (ii) the average of the cash bonuses paid to him in the last two full calendar years.  In such an event, Mr. Moss will also be entitled to have the title of the automobile purchased or leased for his use to be transferred to him, free of all liens and encumbrances, for the consideration of $1.00.  Mr. Moss will also be entitled to continued coverage for a period of 12 months following his termination date (24 months in the event of a termination after a change in control) under the medical and dental benefit plans and life and disability insurance plans in which he participates as of the date of his termination, at and under the same costs, terms and conditions applicable to employees with similar titles. If Mr. Moss’ continued participation under such plans would be prohibited, the Company will provide Mr. Moss with periodic payments, in amounts it determines are sufficient, in its reasonable discretion, to defray the cost to Mr. Moss of obtaining materially identical benefits.   After a change in control, in the event that Mr. Moss’s employment is terminated involuntarily without Cause or he terminates employment voluntarily for Good Reason, in addition to the payment described above he will be entitled to another lump-sum cash payment equal to one times the sum of (i) his base salary; and (ii) the average of the cash bonuses paid to him in the last two full calendar years.  If Mr. Moss dies after a change in control has occurred and at the time of his death either (a) he had previously been provided notice of termination of employment or (b) had Good Reason to terminate employment, his estate will be entitled to the lump sum payment otherwise payable under the agreement in the event of a termination without Cause or for Good Reason during such period.

If Mr. Moss is terminated for Cause or without Good Reason, he is only entitled for payment for benefits and salary accrued to the date of his termination. The Employment Agreement defines “Cause” as: (i) conviction of a crime (other than a traffic violation), habitual drunkenness, drug abuse, or excessive absenteeism; (ii) willful and continued failure to perform his duties after at least one written warning from the Company’s board; or (iii) willful misconduct of any type, which causes material injury to either or each of TRB or TRCB. The Employment Agreement defines “Good Reason” as any material breach of the Employment Agreement or material failure of the Company to tender performance under the Employment Agreement; or any of the following actions taken without the express written consent of Mr. Moss:  (i) the material diminution in his current functions; (ii) any transfer to an office outside New Jersey or another location greater than 50 miles from his current location; or (iii) a reduction in his annual base salary.

The Employment Agreement contains a covenant not to compete prohibiting Mr. Moss, for a period of twelve months, in the event he is (i) terminated for Cause, (ii) resigns without Good Reason, or (iii) is terminated without Cause or resigns for Good Reason after a change in control and is paid the additional lump sum cash payment described above, from being employed or retained by, directly or indirectly, any bank or other regulated financial services institution with an office or operating branch in any county in New Jersey within which TRCB or any other existing subsidiary of TRB maintains an office or branch, which directly competes with, or reasonably could be expected to materially adversely affect the revenues generated by, TRCB or any other such subsidiary of TRB.  During the twelve month period described above, he will be prohibited from soliciting the Company’s employees who are in a senior managerial, operation or lending capacity, or the Company’s highly skilled employees with access to and responsibility for any confidential information, to become employed or engaged by him or with any person, firm, company or association in which Mr. Moss has an interest.

The Employment Agreement contains provisions to the effect that if the Company determines in good faith that any payment or benefit received or to be received by Mr. Moss pursuant to the Employment Agreement (which does not include the portion of payments allocated to the non-compete provisions of the Employment Agreement, which are classified as payments of reasonable compensation for purposes of Section 280G of the Internal Revenue Code (the “Code”)), or otherwise (with all such payments and benefits, including, without limitation, salary and bonus payments, being defined as “Total Payments”) would be subject to the excise tax imposed by Section 4999 of the Code by reason of being considered to be “contingent on a change in ownership or control” of the Company within the meaning of Section 280G of the Code, then such Total Payments will be reduced in the manner reasonably determined by Company, in its sole discretion, to the extent necessary so that the Total Payments will be less than three times Mr. Moss' “base amount” (as defined in Section 280G(b)(3) of the Code), in which case the excise tax under by Section 4999 of the Code would not be imposed.

Change in Control Agreements. On June 1, 2019, the Company entered into change in control agreements (the “CIC Agreements”) with A. Richard Abrahamian, Anthony A. Mero and Alan B. Turner. The CIC Agreements replace the executives’ prior change in control agreements which expired by their terms on May 31, 2019. The term of the CIC Agreements commence on June 1, 2019, and will terminate on May 31, 2021 unless a Change in Control, as defined in the CIC Agreements, occurs prior to such date in which case the CIC Agreements will terminate on the earlier of (i) the executive’s death, or (ii) the second anniversary of the Change in Control, whichever is later. The CIC Agreements provide that, if a Change in Control occurs during the term of the CIC Agreements, the executive is provided with certain employment continuity and termination benefits for the Contract Period, which is defined as the period beginning one day prior to, and ending on the second anniversary of, the date on which the Change in Control occurred.

A “Change in Control” is defined in the CIC Agreements to include among other things an acquisition of the Company by an unaffiliated party or the acquisition of a majority of the voting securities of the Company.

In the event that during the Contract Period (a) the executive’s employment is terminated by TRCB without Cause (as defined below) or (b) the executive terminates employment voluntarily for Good Reason (as defined below):

●

the executive will be entitled to a lump-sum cash payment equal to two (2) times the executive’s highest annual compensation, including only salary and cash bonus, paid during any of the three calendar years immediately prior to the Change in Control;

●

if TRCB is providing the executive at the time of termination without Cause or resignation with Good Reason with an automobile for executive’s use, the executive also will be entitled to have the title of that automobile transferred to him, free of all liens, encumbrances, claims or leases, for the consideration of $1.00; if TRCB is providing an automobile allowance, the executive will be entitled to continuation of the automobile allowance for the remainder of the Contract Period; and

●

the executive will be entitled to continued coverage for the remainder of the Contract Period under the medical and dental benefit plans, and life and disability insurance plans, in which the executive participates as of the date of executive’s termination without Cause or resignation with Good Reason, under the same costs, terms and conditions as are applicable to employees with similar titles. If the executive’s continued participation under such plans would be prohibited under their terms, TRCB will provide the executive with periodic payments in such amount as it determines to be sufficient, in its reasonable discretion, to defray the cost of obtaining materially identical benefits.

If the executive is terminated for Cause or resigns without Good Reason during the Contract Period, he will be entitled only to payment for benefits and salary accrued to the date of his termination.

The CIC Agreements define “Cause” as: (i) conviction of a crime (other than a traffic violation), habitual drunkenness, drug abuse, or excessive absenteeism; (ii) willful and continued failure to perform his duties after at least one written warning from the board of directors of the Company; or (iii) willful misconduct of any type, which causes material injury to TRB or TRCB.

The CIC Agreements define “Good Reason” as any material breach of the CIC Agreement or material failure of TRCB to tender performance under the Agreement, or any of the following actions taken without the express written consent of the executive: (i) the assignment of duties inconsistent with his position or a reduction of the powers or functions associated his position, title, duties, responsibilities, or status, or his removal from his current position; (ii) any transfer to an office outside New Jersey or another location greater than 50 miles from his current location; (iii) a reduction in his annual base salary as in effect immediately prior to a Change in Control; or (iv) a failure to provide, or a material reduction of, any benefits under any retirement, life insurance, health, disability, or other benefit plan.

The CIC Agreements contain a covenant not to compete providing that, if the executive receives the lump-sum payment under the CIC Agreement, the executive will be prohibited from being employed or retained by, directly or indirectly, any bank or other regulated financial services institution with an office or operating branch in any county in New Jersey within which TRB or any existing subsidiary of TRB maintains an office or branch. This prohibition lasts for a period of 12 months following the executive’s receipt of the lump-sum payment. For the 12 months following the executive’s receipt of the lump-sum payment, he will be prohibited from soliciting TRCB’s employees who are in a senior managerial, operations or lending capacity, or TRCB’s highly skilled employees with access to and responsibility for any confidential information, to become employed or engaged by him or with any person, firm, company or association in which the executive has an interest.

The CIC Agreements contain provisions to the effect that if the Company determines in good faith that any payment or benefit received or to be received by the executive pursuant to the CIC Agreement (which does not include the portion of payments allocated to the non-compete provisions of the CIC Agreement, which are classified as payments of reasonable compensation for purposes of Section 280G of the Internal Revenue Code (the “Code”)), or otherwise (with all such payments and benefits, including, without limitation, salary and bonus payments, being defined as “Total Payments”) would be subject to the excise tax imposed by Section 4999 of the Code by reason of being considered to be “contingent on a change in ownership or control” of the Company within the meaning of Section 280G of the Code, then such Total Payments will be reduced in the manner reasonably determined by Company, in its sole discretion, to the extent necessary so that the Total Payments will be less than three times the executive’s “base amount” (as defined in Section 280G(b)(3) of the Code), in which case the excise tax under by Section 4999 of the Code would not be imposed.

The CIC Agreements provide that payments under the CIC Agreements may be limited, proscribed, or prohibited by applicable provisions of law, regulations or administrative authority.

The agreements referenced above are incorporated herein by reference to the exhibits to this current report. These summary descriptions of the agreements do not purport to be complete and are qualified in their entirety by reference to the agreements attached as exhibits to this current report.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10.1 Employment Agreement dated as of June 1, 2019 among TRB, TRCB and William D. Moss

10.2 Change in Control Agreement dated as of June 1, 2019 among TRB, TRCB and A. Richard Abrahamian

10.3 Change in Control Agreement dated as of June 1, 2019 among TRB, TRCB and Anthony A. Mero

10.4 Change in Control Agreement dated as of June 1, 2019 among TRB, TRCB and Alan B. Turner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO RIVER BANCORP

Dated: June 1, 2019

	By:	/s/ A. Richard Abrahamian
A Richard Abrahamian
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated as of June 1, 2019 among TRB, TRCB and William D. Moss

10.2	Change in Control Agreement dated as of June 1, 2019 among TRB, TRCB and A. Richard Abrahamian

10.3	Change in Control Agreement dated as of June 1, 2019 among TRB, TRCB and Anthony A. Mero

10.4	Change in Control Agreement dated as of June 1, 2019 among TRB, TRCB and Alan B. Turner